Exhibit 99.1

American Water Board of Directors Appoints Susan Hardwick as Interim CEO due to hospitalization of Walter Lynch

CAMDEN, N.J., Dec. 8, 2021 – American Water (NYSE: AWK), the largest publicly-traded U.S. water and wastewater utility company, announced today its Board of Directors appointed Susan Hardwick, American Water’s executive vice president and CFO as Interim CEO. The announcement occurred as Walter Lynch, president and CEO of American Water has been hospitalized and is now recovering from an injury. This action, part of our business continuity plan, permits Walter to focus on his full recovery and allows the business to operate without interruption during this time.

“Our primary concern is the well-being of Walter as he focuses on his health,” said Karl Kurz, chairman of American Water’s Board of Directors. “The company has executed its business continuity plan and I, along with the Board, have full confidence in Susan Hardwick and American Water’s management team as the company continues to provide essential services to its customers across the U.S.”

“Planning for these types of situations is why a company like American Water has a business continuity plan and is prepared to execute that plan. This action will permit Walter to focus on his full recovery and allow the business to operate without interruption during that time,” added Kurz.

The company will communicate updates as appropriate.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “likely,” “uncertain,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “should,” “will” and “could,” or the negative of such terms or other variations or similar expressions. Forward-looking statements relate to, among other things, the length of Ms. Hardwick’s term of service as Interim Chief Executive Officer as indicated above. These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2021, and other filings with the SEC, including the Company’s Current Report on Form 8-K dated December 7, 2021, and additional risks and uncertainties, including with respect to Mr. Lynch’s injury and his recovery therefrom.

About American Water

With a history dating back to 1886, American Water (NYSE:AWK) is the largest and most geographically diverse U.S. publicly traded water and wastewater utility company. The company employs more than 7,000 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to an estimated 15 million people in 46 states. American Water provides safe, clean, affordable and reliable water services to our customers to help keep their lives flowing. For more information, visit amwater.com and follow American Water on Twitter, Facebook and LinkedIn.

Investor Contact:

Aaron Musgrave

Senior Director, Investor Relations

(856) 955-4445

aaron.musgrave@amwater.com

Media Contact:

Maureen Duffy

Senior Vice President, Communications and External Affairs

(856) 955-4180

maureen.duffy@amwater.com

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